UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2012

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

The following results for the last twelve months ended December 3, 2011 (“LTM”) have been derived from the quarterly Consolidated Financial Statements for the period then ended, which have not been audited.

As detailed on Schedule 4, after excluding certain non-cash, non-recurring and non-operating items, as well as adjustments to include the net impact of actions taken during the period as if enacted at the beginning of the LTM period, LTM Adjusted EBITDA was $117.0 million for the period ended December 3, 2011, which amount reflects the actions that our Company has taken to implement our turnaround plan to emerge out of the Bankruptcy currently scheduled on February 25, 2012.  The LTM Adjusted EBITDAR, after excluding the contractual rent expenses, amounted to $342.9 million for the same period.

In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Our Company is required to provide certain reconciliations to GAAP financial measures for any non-GAAP financial measures presented in our press releases and SEC filings. Our Company uses the non-GAAP measures “Adjusted loss from operations”, “EBITDA”, “Adjusted EBITDA”, “Current Store Footprint Adjusted EBITDA”, “LTM Adjusted EBITDA” and “LTM Adjusted EBITDAR” to evaluate our Company’s liquidity and performance of our business and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted loss from operations is defined as loss from operations adjusted for items our Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization and discontinued operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude the following, if applicable: (i) goodwill, long-lived asset and intangible asset impairment, (ii) net restructuring and other charges, (iii) real estate related activity, (iv) pension withdrawal costs, (v) insurance reserve adjustments, (vi)  stock based compensation, (vii) LIFO provision adjustments, (viii) non-operating income and (ix) other items that management considers non-operating in nature and excludes when evaluating the results of the ongoing business.

Current Store Footprint Adjusted EBITDA excludes the actual results of those stores that were closed during the period presented as if the stores were closed at the beginning of the period presented, adjusted for certain corporate or overhead costs that will not be eliminated.

LTM Adjusted EBITDA is defined as Current Store Footprint Adjusted EBITDA adjusted to include:  (i) the impact of contractual supply and logistics contracts as if enacted as of the beginning of the LTM period, (ii) the impact of negotiated labor contracts that would have resulted had the contracts been in place at the beginning of the LTM period, (iii) the impact of bankruptcy and other disruption such as the impact of vendor funding below historical average experienced during the bankruptcy period, labor protests at store locations and triple coupon promotions and (iv) the impact of reductions in contractual store lease payments that would have resulted had the contracts been in place at the beginning of the LTM period, offset by (v) the impact of store lease payments that are classified as principal payments and interest expense for purposes of US GAAP.

LTM Adjusted EBITDAR is defined as LTM Adjusted EBITDA adjusted to include the contractual rent payments for the period.

Our Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by our Company’s management and makes it easier to compare our Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by our Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of our Company to other companies in its industry. Adjusted loss from operations, Adjusted EBITDA, Current Store Footprint Adjusted EBITDA, LTM Adjusted EBITDA and LTM Adjusted EBITDAR are reconciled to

Net Loss on Schedule 3 of this release. In addition, EBITDA, Adjusted EBITDA, Current Store Footprint EBITDA, LTM Adjusted EBITDA and LTM Adjusted EBITDAR are reconciled to Net Cash provided by /(used in) Operating Activities on Schedule 4 of this release.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Schedules of Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Date: January 18, 2012	By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Schedules of Financial Statements